UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2006

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On April 24, 2006, RSA Security Inc. announced that it had acquired PassMark Security, Inc., a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") entered into on April 24, 2006 among RSA Security, S&C Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the RSA Security (the "Transitory Subsidiary"), PassMark and the Representative (as defined in the Merger Agreement). RSA Security issued a press release announcing the acquisition on April 24, 2006, a copy of which is attached as Exhibit 99.1 to this report.

Under the Merger Agreement, the Transitory Subsidiary merged with and into PassMark (the "Merger"), with PassMark continuing after the Merger as the surviving corporation and a wholly owned subsidiary of RSA Security. Promptly after the Merger, the surviving corporation merged with and into RSA Security, with RSA Security as the surviving corporation. The aggregate merger consideration consisted of a preliminary base cash purchase price of $9.0 million in cash (subject to certain adjustments and to the escrow arrangements described below) and 2,005,977 shares of RSA Security’s common stock, par value $0.01 per share (the "Merger Shares"). The preliminary base cash purchase price was adjusted to reflect:

- PassMark's liabilities relating to the exercise of a put right by certain former stockholders of PassMark that RSA Security paid upon completion of the Merger, and
- a shortfall in PassMark's targeted net working capital as of the closing.
The preliminary base cash purchase price is subject to adjustment after the closing to reflect the actual net working capital of PassMark as of the closing date.

In addition, RSA Security agreed to pay up to $150,000 in transaction costs of the PassMark stockholders related to the Merger. In connection with the Merger, RSA Security also set aside $2.7 million to fund employee retention plans and termination costs and assumed (i) all options under PassMark's stock incentive plans that were outstanding immediately before the Merger based on the exchange ratio of PassMark options set forth in the Merger Agreement, and (ii) all individual restricted stock agreements in effect immediately before the Merger based on the exchange ratio for PassMark common stock set forth in the Merger Agreement.

Under the Merger Agreement, at the closing of the Merger, $5,000,000 of the preliminary base cash purchase price was deposited into an escrow account to secure certain indemnification obligations of the former stockholders of PassMark. Except in certain circumstances specified in the Merger Agreement, the indemnification obligations of the former stockholders of PassMark under the Merger Agreement are limited to $5,000,000. On the first anniversary of the completion of the Merger, the balance remaining in the escrow account in excess of $1,000,000 plus any amounts held for unresolved claims will be distributed to the former stockholders of PassMark. On the second anniversary of the completion of the Merger, the balance remaining in the escrow account in excess of any amounts held for unresolved claims will be distributed to the former stockholders of PassMark.

Under the terms of the Merger Agreement, RSA Security agreed to file with the Securities and Exchange Commission, within ten business days after the Merger, a Registration Statement on Form S-3 for the purpose of registering the resale of the Merger Shares under the Securities Act of 1933. Under the Merger Agreement, RSA Security and the holders of the Merger Shares agreed to indemnify each other against certain damages to which they may become subject under federal and state securities laws.

This description of the Merger Agreement is not a complete statement of the parties' rights or obligations under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and attached hereto and is incorporated herein by reference.

LETTER AGREEMENT

RSA Security also entered into a letter agreement with William H. Harris, Jr., Chairman of PassMark, a principal stockholder of PassMark and a director of RSA Security effective immediately after the completion of the Merger. This letter agreement relates to Mr. Harris' agreement to indemnify RSA Security for any claim arising out of PassMark's failure to obtain a written acknowledgement from certain optionholders of PassMark as contemplated by the Merger Agreement. This description of the letter agreement is not a complete statement of the parties' rights or obligations under the letter agreement and is qualified in its entirety by reference to the full text of the letter agreement, which is filed as Exhibit 10.1 and attached hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Merger Agreement, RSA Security issued the Merger Shares on April 24, 2006 in a private placement exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) of the Securities Act and Regulation D promulgated thereunder, relative to sales by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2006, William H. Harris, Jr. was elected to the Board of Directors of RSA Security, subject to and effective immediately after the consummation of the Merger. As a result, on April 24, 2006, Mr. Harris became a Class II director of RSA Security, with a term ending on the date of RSA Security's 2008 annual meeting of stockholders.

Mr. Harris co-founded PassMark in June 2004 and served as its Chairman until the completion of the Merger. Mr. Harris was also a principal stockholder of PassMark. As a result of his equity holdings in PassMark, Mr. Harris received approximately $3,275,450 in cash (subject to certain post-closing adjustments and to the escrow arrangements described above) and 785,123 Merger Shares as consideration in the Merger. Mr. Harris is subject to the same indemnification obligations and escrow provisions as the other former PassMark stockholders, a description of which is included under the heading "Item 1.01. Entry into a Material Definitive Agreement - Merger Agreement" above. Mr. Harris also entered into a separate letter agreement regarding certain additional indemnification obligations of Mr. Harris, a description of which is also included under the heading "Item 1.01. Entry into a Material Definitive Agreement - Letter Agreement" above. As the former Chairman of PassMark, Mr. Harris is also the beneficiary of the director and officer indemnification provisions included in the Merger Agreement and the terms of his individual indemnification agreement with PassMark in connection with his service as a director of PassMark, which RSA Security has agreed to honor. Mr. Harris' indemnification agreement with PassMark Security, Inc. is filed as Exhibit 10.3 and attached hereto and is incorporated herein by reference.

In addition, in connection with the Merger, RSA Security and Mr. Harris entered into a Non-Competition and Non-Solicitation Agreement (the "Non-Compete Agreement"). Under the terms of the Non-Compete Agreement, Mr. Harris agreed, for a period of three years after the Merger, not to compete with RSA Security in the area of consumer online authentication and voice biometrics and not to solicit customers or employees from RSA Security or PassMark. This description of the Non-Compete Agreement is not a complete statement of the parties' rights or obligations under the Agreement and is qualified in its entirety by reference to the full text of the Non-Compete Agreement, which is filed as Exhibit 10.2 and attached hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached to this report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

April 25, 2006	By:	/s/Robert P. Nault

Name: Robert P. Nault
Title: Senior Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 24, 2006, among RSA Security Inc., S&C Acquisition Corp., PassMark Security, Inc. and the Representative (as defined therein). The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. RSA Security Inc. will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.
10.1	Letter Agreement, dated as of April 24, 2006, between RSA Security Inc. and William H. Harris, Jr.
10.2	Non-Competition and Non-Solicitation Agreement, dated as of April 24, 2006, between RSA Security Inc. and William H. Harris, Jr.
10.3	Indemnification Agreement, dated as of July 16, 2004, PassMark Security, Inc. and William H. Harris, Jr.
99.1	Press Release, dated April 24, 2006, issued by RSA Security Inc.